AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF LENDER TO LENDER FRANCHISE, INC.

Pursuant to Section 607.1007 of the Business Corporation Act of the State of Florida, the undersigned, being the Directors of Lender to Lender Franchise, Inc. (hereinafter the “Corporation”), a Florida corporation, and desiring to amend and restate its Articles of Incorporation, do hereby certify:

FIRST:  The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on July 15, 2010, Document No. P10000058715.

SECOND:  These Amended and Restated Articles of Incorporation, which supersede the original Articles of Incorporation and all amendments to them, were adopted by all of the Directors of the Corporation and its shareholders on July __, 2010.  To effect the foregoing, the text of the Articles of Incorporation is hereby restated and amended as herein set forth in full:

ARTICLE I
NAME

The name of the Corporation is Lender to Lender Franchise, Inc.

ARTICLE II
DURATION

The term of existence of the Corporation is perpetual.

ARTICLE III
PURPOSE

The Corporation may transact any and all lawful business for which corporations may be organized under the Florida Business Corporation Act.

ARTICLE IV
PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is:

100 Second Avenue South, #300N
St. Petersburg, Florida 33071

ARTICLE V
CAPITAL STOCK

The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be One Hundred Five Million (105,000,000) shares, of which:

(i)           One Hundred Million (100,000,000) shares shall be designated Common Stock, $0.0001 par value. Each issued and outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders;

(ii)           Five Million (5,000,000) shares shall be designated Preferred Stock.  The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, shall be authorized to divide and establish any or all of the unissued shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

ARTICLE VI
REGISTERED OFFICE AND AGENT

The street address of the Corporation’s registered office is:  100 Second Avenue South, #300N, St. Petersburg, Florida  33071.  The name of the Corporation’s registered agent at that office is:  Island Capital Management, LLC.

ARTICLE VII
INITIAL DIRECTORS

The initial director of the Corporation shall be Richard Vanderport.

ARTICLE VIII
INITIAL OFFICERS

The initial officers of the Corporation shall be:

Name	Title

Richard Vanderport	Chief Executive Officer

Jeffrey Bartlett	Chief Operating Officer

Renee Trout	Secretary and Treasurer

ARTICLE IX
AFFILIATED TRANSACTIONS

The Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

ARTICLE IX
CONTROL SHARE ACQUISITIONS

The Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

ARTICLE X
INDEMNIFICATION

The Corporation shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law.

THIRD:              The foregoing amendments were adopted by all of the Directors and holders of all of the outstanding Common Stock of the Corporation pursuant to section 607.1001 and 607.1003 of the Florida Business Corporation Act on July __, 2010.  Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this __th day of July, 2010.

/s/Richard Vanderport
Richard Vanderport, Director, Chief Executive Officer
and Sole Shareholder